EXHIBIT 10.2

AGREEMENT


AGREEMENT made this 20th day of November, 1996, by and between THERMAL PRODUCTS, INC., a company organized under the laws of the State of Nevada whose principal place of business is presently located at 9608 Donna Avenue,
Northridge,	CA 91324, hereinafter referred to as ("Licensor") and
THERMFREEZE INCORPORATED, a company organized under the laws of the State of Delaware whose principal place of business is presently located at 776 LAKESIDE DRIVE, MOBILE, AL 36693, hereinafter referred to as ("Licensee").


                               WITNESSETH:

WHEREAS, the Licensor is the manufacturer	of a product known as
ThermaFreeze ("ThermaFreeze") and is also the registered
Proprietor in the USA of registered	trade marks and any unregistered trade
marks	("Trade Marks") all of which are more fully described in Schedule A, attached hereto and made a part hereof;


WHEREAS, the Licensor is the registered holder has the right to license, rent, and otherwise utilize the presently existing Patents and recently filed Patent Applications, all of which are more fully described in Schedule B, attached hereto and made a part hereof;


WHEREAS, ThermaFreeze is an integral component in a method developed by the Licensor for the packaging, shipping and delivery of perishable products, hereinafter referred to as the ("System"), which System is more fully described in schedule C, attached hereto and made a part hereof;

WHEREAS, Licensor owns the worldwide rights to the System and desires to license the System throughout North America, including
Canada, the 50 states of the United States, Mexico and Central America, hereianafter referred to as the ("Territory");

WHEREAS, the Licensee desires to obtain an exclusive license to exploit the System throughout the Territory and to use the Trade Marks, Patents and Patent Applications in connection therewith during the term of this Agreement;

WHEREAS, the Licensor has agreed to license the	System to the
Licensee and permit Licensee to utilize the Trade Marks, Patents and Patent Applications in connection with such license.


NOW, THEREFORE in consideration for the mutual promises, covenants and considerations set forth herein, the parties hereby agree as follows;

1. PERMISSION TO USE.
-----------------

In consideration for the payment by the Licensee of the initial license fee as set forth in Paragraph 2 herein and the royalties due as set forth in Schedule D herein and subject to compliance by the
Licensee with the various terms and	conditions of this Agreement, the
Licensor hereby

                                    1
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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------

grants to the Licensee, the sole and exclusive right to exploit the System in the Territory during the term of this Agreement.

2. INITIAL LICENSE FEE.
   --------------------
In consideration for the grant. by the Licensor to the Licensee of the exclusive license to exploit the System throughout. the Territory, the Licensee will issue to the Licensor, a total of 5,000,000 shares of its authorized but unissued preferred stock.


3.  ROYALITIES.
    -----------

In consideration for the rights granted to the Licensee herein, the Licensee shall pay to the Licensor throughout the term of this Agreement, a royalty at the rate more fully described on Schedule D attached hereto and made a part hereof.

3.1. Within 30 days of the last day of September, December, March and June throughout the term of this Agreement, the Licensee shall deliver to the Licensor, a detailed statement of account, certified as correct by a director of the Licensee, which statement shall set out the details of all goods sold or otherwise disposed of during the preceding quarterly period, the sales value thereof and the royalty accrued during such period and verified by commercial invoices, corresponding packing slips and
bills	of lading.

3.2. Payment in full of the royalty shall be paid to Licensor as specified in Schedule D.

3.3.  All sums payable by the Licensee to the Licensor hereunder, shall be paid in full in US currency or irrevocable letter of credit,
without set	off or counterclaim.  In the event that the Licensee is
compelled by law to make any deduction or withholding from any payment to the Licensor then the Licensee shall promptly send to the Licensor an official receipt evidencing such deductions together with such other documentation as the Licensor may require in making submissions to any revenue authorities. The parties shall cooperate in all reasonable respect. necessary to take advantage of any double taxation agreements as may be available.

3.4. For the purposes of calculating the royalty, the sales value of the goods and materials shall be the FOB price paid by the Licensee for the goods at the point of manufacture (Mobile, Alabama).

3 5. The Licensee shall, through the term of this Agreement and for a period of 5 years thereafter, maintain detailed and separate written accounts and records containing all such data and information with respect to its sale of goods and materials as may reasonably be required to properly verify the statements of account and royalty payments provided for herein.

3.6. Any duly authorized professional agent or employee of the Licensor shall, upon reasonable notice, have the right during normal business hours, at the Offices the Licensee, to examine Licensee's records for the sole purpose of verifying the accuracy of the royalty

                                     2

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------


payments Licensor shall be entitled, at its own expense, to make copies of any relevant records for such purpose or generally to verify compliance with other provisions of this Agreement.

3.7. The Licensee agrees to cooperate with the Licensor and/or its representatives in providing all such further information as may be necessary or proper to enable the amount. of royalties or payments under this Agreement to be ascertained.

3.8. The Licensee shall pay all of the Licensor's cost of any examination where such examination reveals an underpayment of royalties by
the Licensee of 10% of the total amount of royalties actually due	for the
period in question.

3.9. For the purposes of calculating royalty payments due hereunder, all goods and materials shall be deemed to have been purchased upon the issuance of a bill of lading or other similar evidence of delivery , FOB the Licensor's facility in Mobile Alabama.


4.  MINIMUM ROYALTIES.
    -----------------

There shall be no minimum royalty requirement for the Licensee to maintain territory exclusivity.


5.  TERM.
    -----

Subject to the mutual compliance with the various terms and conditions set forth herein, this Agreement shall commence on the date hereof for a term of 20 years or the expiration, subject to renewal, of the most recently issued patent as described on Schedule B, whichever is later.

6. STANDARDS OF QUALITY AND PRODUCTION.
   ------------------------------------

The exclusive license from the Licensor to the Licensee and the accompanying right to use the Trade Marks, Patents and Patent
Applications in connection with the marketing of the System, is granted
subject to (i) the Licensee's purchase of	all of the goods which shall be
solely manufactured and or acquired by the Licensor for sale to the
Licensee to insure Compliance with all specifications and directions
regarding the use of the System such that	the standard of quality of the
goods	and materials sold in the Territory shall be maintained, or (ii) that all goods and materials manufactured or supplied by manufacturers other than the
Licensor are previously	approved in writing by the Licensor	to be	in
Compliance with said specifications and directions for optimal performance of the System.

6.1. Any defect. in the goods and materials shall be handled accordance with the policies of the Licensor as provided to Licensee.


7. RIGHTS RESERVED TO THE LICENSOR.
--------------------------------

Nothing in this Agreement shall restrict the right 0f the Licensor from exploiting the Trade Marks, Patent and Patent Applications employed in the System for use outside the Territory.

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------


However, the Licensee will have the right to an ownership participation opportunity of up to 25% of the Licensor's participation in exploitation outside the Territory of a manufacturing facility to produce dry-non hydrated-and-frozen ThermaFreeze refrigerant. In addition, the Licensee will supply the dry-non-hydrated-and-frozen ThermaFreeze refrigerant at the then current. published price list FOB Mobile, Alabama, until such time as this non territory production facility might be established.

8. TITLES AND GOODWILL OF TRADE MARKS PATENTS AND PATENT APPLICATIONS.
   ----------------------------------- -------------------------------

The Licensee recognizes that the Licensor is the owner and or has the right to use the Trade Marks, Patents and Patent Applications and agrees that the Trade Marks, Patent and Patent Applications shall remain vested in the Licensor or its successors in title both during the term of this Agreement and thereafter.

8.1. Any goodwill derived by the Licensee by reason of the use of the System and each of the Trade Marks, Patent and Patent Applications shall accrue to the Licensor whether arising at common law or otherwise and the Licensor or its successors in title may request an assignment thereof at no expense to the Licensee.

8.2. The Licensee shall not apply any of the Trade Marks, Patents or Patent Applications to any goods, materials or systems that infringe or are likely to infringe upon the intellectual property rights of any third party in the Territory.


9. PROTECTION OF TRADE MARKS, PATENTS AND PATENT APPLICATIONS.
   -----------------------------------------------------------

The Licensee hereby undertakes to the Licensor as follows:

9.1. At all times during the term of this Agreement and after the termination thereof, to acknowledge the ownership of the Licensor in the Trade Marks, Patent and Patent Applications and not claim the ownership thereof.

9.2. Not without the express prior written consent of the Licensor to assign, charge, lease, sub-license or in any way make over such right and/or benefits or any of them as are conferred upon or accepted by the Licensee in this Agreement except as may be provided in Paragraph 15 herein.

9.3. To observe all laws of the Territory as to the marketing, packaging, shipping, delivery, advertising, promotion, distribution, sale or use of the System.

9.4. To indemnify and hold harmless	the Licensor against all claims
and damages of whatever nature as may be brought or made against the Licensee or the Licensor (whether separately or as joint defendants)
in respect of any failure on the part of the Licensee to observe any
of the laws	of the Territory relating to the marketing, packaging,
shipping, delivery, advertising, promotion, distribution, sale or use of the System.


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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------

9.5. Further to indemnify and hold harmless the Licensor against all claims in respect of any injury to any person or to property as may arise from the packaging, shipping and delivery of the System.

 9. 6. To observe and accept the following restrictions and obligations:
(a) Not to be concerned in the filing of any Patents or in the registration of any trade marks in any way resembling or colorably similar to the Trade
Marks, Patents and Patent Applications in connection with the use of the System.

(b) To use the Trade Marks, Patent and Patent Applications exclusively in connection with the use of the System and to apply the Trade Marks, Patent and Patent Applications in the manner approved by the Licensor to all such goods and materials without exception.

(c) Not without the prior written consent of the Licensor, to apply to the System or any component thereof, any marks other than the Trade Marks, Patents and Patent Applications as described herein and neither to alter nor deface the Trade Marks, Patents and Patent Applications in any manner whatsoever.

(d) Not to use in connection with the sale of the System any Trade
Marks, Patent or Patent Applications which in any way resembles the actual Trade Marks, Patent and Patent Applications applied to the System or its packaging or presentation for sale.

(e) If reasonably requested by the Licensor at Licensor's expense, from time to time, to include in its advertisements, both print. and media, and on the goods and materials or the labels or containers used in connection with the sale of the system, a notice to the effect. that the Trade Marks, Patent and Patent Applications and each of them are the Trade Marks, Patent and Patent. Applications of, or otherwise controlled by, the Licensor or its successors in title.

9.7. To Warrant that:

(a) To the best of the knowledge, information and belief
of the Licensee, the use of the Trade Marks, Patents and Patent
Applications in connection with the	System to be marketed by the
Licensee in the Territory will not infringe the right of any third party and the Licensee has the power to enter into this Agreement without infringing upon any existing laws or agreements.

(b) All information furnished by the Licensee to the Licensor in connection with this Agreement was and remains true, accurate and complete in all material respects and there is no other fact or circumstance known to the Licensee relating to this Agreement or its affairs which has not. been disclosed to the Licensor, the omission of which would make any of such information misleading.

10. INFRINGEMENT OF TRADE MARKS PATENTS AND PATENT APPLICATIONS.
    ------------------------------------------------------------

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------

10.1.	The Licensee shall immediately give written notice to	the
Licensor of any infringement or threatened infringement of any Trade Mark,
Patent or Patent Application,	which comes to the Licensor's attention.
The Licensee shall (at the Licensor's cost and expense) give such assistance as may be requested by the Licensor to assist the Licensor in the prevention of any such infringement but the Licensee shall not institute any legal proceedings or issue any warnings or in any way attempt to prevent the alleged infringement without the Licensor's prior written consent.

10.2. The Licensee shall further inform the Licensor of any allegation of infringement of Trade Marks, Patent and Patent Applications or any alleged act of passing off in the sale of the system that may be made by any third party within the Territory but the Licensee shall not take any further action in respect of such allegation.

10. 3. Nothing in this Agreement shall have the effect of requiring the Licensor to institute any legal proceedings in respect to the Trade Marks, Patents and Patent Application.

11.  INTELLECTUAL PROPERTY RIGHTS.
     -----------------------------

Notwithstanding any other provision of this Agreement, the Licensee hereby acknowledges in the Licensor, exclusive, irrevocable, worldwide, transferable and royalty free right and license (including the right to grant sub-licenses) of all rights (including intellectual property right) that the Licensor may have in the design and/or shape of the System:

11.1. Any new designs, improvements, whether or not the subject of Patents or Patent Applications, developed by the Licensor during the term of this Agreement, shall be subject to the license granted to the Licensee under this Agreement.

12.  PROMOTION OF THE SYSTEM.
     -----------------------

The Licensee shall at all times use its best efforts to promote and extend the sales and use of the System in the Territory and in particular,

12.1. Shall spend in each year in the Territory, a reasonable amount on advertising and promoting the System;

12.2. Shall provide the Licensor with copies of its up-to-date price lists and customer lists from time to time for the System;

12.3. Licensee shall be responsible for the production and associated expenses for a catalog describing the use and benefit of the System;

12.4. Licensee has total responsibility for any expenses involved in any trade shows, sales meetings and other similar event involved in the promotion and sale of the System.

13.  REPRESENTATIONS AND WARRANTIES OF THE LICENSOR.
     -----------------------------------------------

The Licensor, hereby represents and warrants to the Licensee that:


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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------




13.1.	 It will not seek to execute any other license agreements with
other	potential licensees that may be competitive to the Licensee
provided only that the Licensee remain in full compliance with the
terms	and conditions of this Agreement;

13.2. It will defend the existing Trade Marks, Patents and Patent Applications, as well as other filings that may be made during the term of this Agreement, against any and all claims by third parties and will reimburse and indemnify the Licensee against any and all expenses it may suffer by virtue of such claims;

13.3. It will not contact or interact in any way with Licensee's customers unless requested to do so;

13.4. It will stand behind the quality, safety and fitness for use of the System and all components thereof;

13.5. It has the full corporate power and authority to enter into this Agreement and it has the full right, title and interest in and to the System and all components thereof that form the basis of the exclusive license.


14.  REPRESENTATIONS AND WARRANTIES OF THE LICENSEE.
     -----------------------------------------------

The Licensee, hereby represents and warrants to the Licensor that:

14.1. It will allow full access to Licensor and its duly authorized agents and representatives for the purpose of examining the relevant books of account to verify the accuracy of the royalty payments due hereunder;

14.2.  It will make all	royalty payments due to the Licensor on a
timely basis and will generally remain in compliance with all of the terms and conditions of this Agreement;

14.3. It will immediately disclose any potential or actual improvements to the System or any component thereof to the Licensor;

14.4. It will provide to the Licensor prior to its public dissemination, any and all marketing, advertising, promotional or technical materials for Licensor's approval;

14.5. It will use its best efforts and abilities to promote the sales and marketing of the System throughout the Territory;

14.6. It will neither assign, sublease nor otherwise transfer the rights and obligations of this Agreement to any third party without the prior written consent of the Licensor;

14.7. It will keep confidential all of the technical information, know how, trade secrets and the like and only disclose such information in connection with the sale of the Systems in the Territory and within the spirit of this Agreement;

14.8. It will comply with proper business practices in all of its sales practices/including advertising, marketing, promotional, billing and service in connection with the exploration of the exclusive license;


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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------


14.9. It will seek to hire, as soon as practicable, qualified managerial, sales, marketing, technical and financial personnel to properly and efficiently conduct its business;

14.10. It will require that all of its technical, sales and marketing personnel receive the appropriate training.

14.11. It will, at no cost to Licensor, make available to the Licensor and any of its licensees, sub-licensees, distributors, and sub
distributors, any	and all research and development, materials,
technical data, test results, product information and the like that the Licensee may acquire during the term of this Agreement, provided, however, that any such data, information or materials shall not be made available, either directly or indirectly, to any potential competitor of the Licensee.

14.12. It has the full corporate power and authority to enter into this Agreement with the Licensor and nothing contained herein will violate any existing agreement to which the Licensee is a party.

14.13. It will secure the appropriate insurance coverage in sufficient amount to protect the Licensee, its customers and the Licensor, from any and all claims, causes of action, damages and or injuries resulting from the use of the System in the Territory.


15. PROTECTION OF LICENSE RIGHTS.
    -----------------------------

It is the intention of the parties hereto, that the right of the Licensee to exploit the System in the Territory, provided
Licensee remains in compliance with this Agreement, shall survive the inability of the Licensor, for whatever reason, to comply with its obligations hereunder. Therefore:

15.1. Licensee shall have the right, at its expense, to file with any state or local government agency or authority, where and if appropriate, notice of its interest in and to the System as the exclusive Licensee and its right to utilize the existing and any future Patents, Patent Applications, Trade Marks and Trade Names, know how, trade secrets, technical expertise and the like, to continue its business in the event that the Licensor is in default of this Agreement.

15.2. In the event. that the Licensor is either unable or unwilling to fulfill its obligations hereunder to deliver the System or any component.
Thereof for sale by the	Licensee in the Territory, the Licensee shall have
the right to utilize the present and any future Patent, Patent Applications, Trade Marks and Trade Names and the know how, trade secrets and technical Expertise that form the basis of this license, to pursue its business in the Territory, including, but not limited to, the right to build or cause the construction of the machinery necessary to create and market the System in accordance with this Agreement.


16. TERMINATION.
    ------------

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------




As previously set forth herein in Paragraph 5, this Agreement shall have a term of 20 years from the date hereof or the expiration date of the most recently filed Patent application by either the Licensor or Licensee, whichever is longer. This Agent, however, may be terminated by either party prior to its expiration, upon the following terms and conditions:


16.1. Should the Licensee fail to pay any royalties due, within the specific time for payment and any extension thereof, then the Licensor, by written notice to Licensee, shall be entitled either to cancel the License in its entirety or terminate the exclusive nature of this License and Licensor would then have the absolute right to appoint one or more nonexclusive Licensees within the Territory.

16.2. Should the Licensee be convicted of engaging in any fraudulent.
or deceptive practices in the sales and marketing of the System throughout the Territory or any crime that would materially and negatively impact on its ability to sell and market the System, the Licensor shall have the option of terminating the License or revoking its exclusivity such that it will be able to appoint other non-exclusive licensees in the Territory.

16.3. Should there be a change in the ownership or control of the Licensee such that the Licensee would thereafter be owned or controlled by a party selling products in the Territory that competes, directly or indirectly, with the System.

16.4.	If either party should be in breach of any provision of this
Agreement and shall fail to remedy the same within 30 days after
notice in writing	of the default from the other party, or shall have a
winding-up order made against it or have a receiver or administrator appointed or seek the protection of the Federal Bankruptcy statutes, the other party shall have the right to terminate this Agreement forthwith, upon written notice.

16.5. The failure by either party to terminate this Agreement on account of any default or breach by the other shall not be taken to constitute a consent to or waive of the same or any other default or breach by the other.

17. EFFECT OF TERMINATION.
    ----------------------

On termination of this Agreement whether by breach or by expiration of the term, the Licensee shall:

17.1. During the 6 month period following termination, make delivery of all orders for the System unfulfilled at. the date of termination and then sell all such goods and materials in the Territory at prices not materially lower than those charged immediately prior to the date of termination and the Licensee shall continue to account to the Licensor for royalties and at the end of such period, the Licensor shall be entitled to purchase from the Licensee, any and all unsold goods.

17.2. As soon as practicable, cause all entries in published material such as telephone, street or other directories to be removed and shall cause all stationery, advertisements, signs on buildings or vehicles and the like

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------



to be changed or expunged so as to eliminate any reference to the Licensor, its Trade Marks, Patents and Patent Applications.

17.3.	Not use the Trade Marks, Patents, Patent Application or any
trading style or trade names or the like of the Licensor for goods,
which	are similar	to or so nearly resemble the Trade Marks,	patents
and Patent Applications, or any of them as would or might be likely to cause confusion or deception with the Licensor's System.

17.4. Termination of this Agreement shall not act so as to prejudice the right. of either party against the other as shall have accrued at the date hereof.


18. CONFIDENTIALITY.
    ----------------

Each of the parties hereby agrees and undertakes with the other to observe strict confidentiality as to the affairs of the other as may
come to its	knowledge in the course of this Agreement and to keep such
information safe and protected against theft, damage, loss or access by unauthorized persons. The provisions of this Paragraph shall survive the termination of this Agreement.


19. GOVERNING LAW AND JURISDICTION.
    -------------------------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and it is irrevocably agreed that the Courts of Nevada are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.


20. COMMUNICATIONS.
---------------

All notices and other communications required to be served hereunder shall be in writing and sent by registered mail, next day delivery or facsimile transmission, to the registered office or principal place of business of the party intended to receive any such communication and shall be deemed to have been so served on the fifth day after proof of posting
(where sent. by registered mail) and on the next working day (where sent by facsimile or next day delivery).


If to the Licensor:

John Herlihy, President
Thermal Products, Inc.
9608 Donna Avenue
Northridge, CA 91324

If to the Licensee:

Joseph Murray, President.
THERMAFREEZE Inc.
776 LAKESIDE DRIVE
MOBILE, California 91436


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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------


21.  SCOPE OF AGREEMENT.
     -------------------

This embodies the entire understanding of the parties hereto and:

21.1. All or any promises, representations, warranties, understandings or implications thereof arising from any statements whether oral or in writing as may have been made by either party or its representatives prior to the signing hereof shall have no force or effect.

21.2. The invalidity or unenforceability for any reason of any part of this Agreement shall not prejudice the continuance in force of the remainder.

21.3. Nothing in this Agreement shall constitute or be deemed to constitute any form of partnership or joint venture between the parties or be deemed to constitute the Licensee as the agent of the Licensor for any purpose whatsoever.

21.4. This Agreement constitutes the entire understanding
between the parties and may only be	modified or amended by a signed
written instrument executed by both parties.  Any Agreement or
amendment thereof shall	be binding upon the successors and or assigns
of the parties.

21.5. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by the hands of their duly authorized representatives the day and year first hereinabove written.


THERMAL PRODUCTS, INCORPORATED


By:  s/s Jack Herlihy                   s/s Richard S. Gieser
     ------------------------           ----------------------
     John Herlihy, President                  Witness

THERMAFREEZE INC.

By:  s/s Joseph C. Murray               s/s Estrella L. Sison
     ------------------------           ----------------------
     Joseph Murray, President                 Witness

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------


                             SCHEDULE A

                    Trade Marks and Trade Names


The Licensor owns or controls the following registered or unregistered Trade Marks and Trade Names:


                    1.  ThermaFreeze
                    2.  ThermaSorb
                    3.  ThermaBarrier
                    4.  HydraFreezer

                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------



                                SCHEDULE B

                     PATENTS and PATENT APPLICATIONS

The Licensor owns or controls the following issued Patent and Patent
Applications:



                --  Dry ThermaFreeze Production Machine

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------

                                SCHEDULE C

                                THE SYSTEM


The System which is the subject of the exclusive license within the Territory granted by the Licensor to the Licensee herein, shall include the packaging, shipping and delivery of any and all temperature sensitive products the packaging, shipping and delivery of which can be initiated by any method, for any use and for any end user.

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                                AGREEMENT
               THERMAL PRODUCTS, INC. - THERMAFREEZE, INC.
               -------------------------------------------

                                SCHEDULE D

                             ROYALTY PARTIES

The Licensee shall be obligated to pay royalties to the Licensor in connection with the exploitation of the System in the Territory as follows:

Licensee shall pay royalties to the Licensor at the rate of 2.5% of gross sales of the System on the first $5,000,000 and thereafter, at the rate of 5% of all gross sales in excess thereof.

Such royalty payments shall be calculated quarterly and paid 30 days following the end of each quarter.

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